Exhibit 5.2

[Letterhead of]

C R A V A T H, S W A I N E & M O O R E L L P

[New York Office]

June 1, 2015

GasLog Partners LP

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel for GasLog Partners LP, a master limited partnership organized under the laws of the Republic of the Marshall Islands (the “Partnership”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to an aggregate initial offering amount of $600,000,000 of (i) common units representing limited partner interests of the Partnership (the “Common Units”), (ii) other classes of units representing limited partnership interests of the Partnership (the “Other Units”), (iii) debt securities of the Partnership (the “Debt Securities”), (iv) warrants to purchase Common Units, Other Units or other rights of the Partnership (the “Warrants”), (v) rights to purchase Common Units or Other Units (the “Rights”) and (vi) units consisting of any combination of Common Units, Other Units, Debt Securities, Warrants and Rights (the “Combination Units” and, together with the securities specified in clauses (i) through (v) above, the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Partnership and documents furnished to us by the Partnership without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (a) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws, (b) the Registration Statement will be effective and will comply with all applicable laws at the time the Debt Securities, Warrants, Rights or Combination Units are offered or issued as contemplated by the Registration Statement, (c) a prospectus supplement will have been prepared and filed with the Commission describing any Debt Securities, Warrants, Rights or Combination Units offered thereby and will comply with all applicable laws, (d) any Debt Securities, Warrants, Rights or Combination Units will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (e) the Indenture, Warrant Agreement, Rights Agreement and Unit Agreement, each as defined below, will be governed by the laws of the State of New York, (f) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities, Warrants, Rights or Combination Units offered or issued will have been duly authorized and validly executed and delivered by the Partnership, together with the other parties thereto, (g) none of the terms of the Debt Securities, Warrants, Rights or Combination Units, nor the issuance and delivery of the Debt Securities, Warrants, Rights or Combination Units, nor the compliance by the Partnership with the terms of the Debt Securities, Warrants, Rights or Combination Units will violate any applicable laws or will result in a violation of any provision of any instrument or agreement then binding upon the Partnership, or any restriction imposed by any court or governmental body having jurisdiction over the Partnership and (h) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, we are of the opinion that:

1. With respect to the Debt Securities to be issued in one or more series under an indenture (the

“Indenture”) to be entered into by the Partnership and a trustee (the “Trustee”), when (a) the Trustee is qualified to act as Trustee under the Indenture, (b) the Trustee has duly executed and delivered the Indenture, (c) the Indenture has been duly authorized and validly executed and delivered by the Partnership to the Trustee, (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) the board of directors of the Partnership, a duly constituted and acting committee thereof or any officers of the Partnership delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Debt Securities, the terms of the offering thereof and related matters and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Debt Securities will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

2. With respect to the Warrants to be issued in one or more series under a warrant agreement (the “Warrant Agreement”) to be entered into by the Partnership and a warrant agent (the “Warrant Agent”), when (a) the Warrant Agent has duly executed and delivered the Warrant Agreement, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Partnership to the Warrant Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Warrants, the terms of the offering thereof and related matters and (d) such Warrants have been duly executed, countersigned, registered and delivered in accordance with the provisions of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Warrants will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

3. With respect to the Rights to be issued in one or more series under a rights agreement (the “Rights Agreement”) to be entered into by the Partnership and a rights agent (the “Rights Agent”), when (a) the Rights Agent has duly executed and delivered the Rights Agreement, (b) the Rights Agreement has been duly authorized and validly executed and delivered by the Partnership to the Rights Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Rights, the terms of the offering thereof and related matters and (d) such Rights have been duly executed and delivered in accordance with the provisions of the Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Rights will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

4. With respect to the Combination Units to be issued in one or more series under a unit agreement (the “Unit Agreement”) to be entered into by the Partnership and a unit agent (the “Unit Agent”), when (a) the Unit Agent has duly executed and delivered the Unit Agreement, (b) the Unit Agreement has been duly authorized and validly executed and delivered by the Partnership to the Unit Agent, (c) the Board has taken all necessary corporate action to approve the due and valid issuance and terms of a particular series of Combination Units, the terms of the offering thereof and related matters and (d) such Combination Units have been duly executed and delivered in accordance with the provisions of the Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, such Combination Units will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

Our opinions in paragraphs 1 through 4 above are subject to the qualification that the enforceability of any Debt Securities, Warrants, Rights or Combination Units against the Partnership is subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in proceeding in equity or at law.

We express no opinion herein as to any provision of the Indenture, Warrant Agreement, Rights Agreement or Unit Agreement or the Debt Securities, Warrants, Rights or Combination Units that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related thereto, (b) contains a waiver of an inconvenient forum, (c) relates to the waiver of rights to jury trial or (d) provides for indemnification, contribution or limitations on liability. We also express no opinion as to (i) the enforceability of the provisions of the Indenture, Warrant Agreement, Rights Agreement or Unit Agreement or the Debt Securities, Warrants, Rights or Combination Units to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived or (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for therein.

Courts in the United States have not customarily rendered judgments for money damages denominated in any currency other than United States dollars. Section 27(b) of the Judiciary Law of the State of New York provides, however, that a judgment or decree in an action based upon an obligation denominated in a currency other than United States dollars shall be rendered in the foreign currency of the underlying obligation and converted into United States dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. We express no opinion as to whether a Federal court would render a judgment other than in United States dollars.

We are admitted to practice in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Republic of the Marshall Islands. With respect to all matters of Marshall Islands law, we note that you are being provided with the opinion, dated the date hereof, of Cozen O’Connor, special counsel on Marshall Island law to the Partnership.

We understand that we may be referred to as counsel for certain matters relating to United States law in the prospectus and in any prospectus supplement forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 5.2 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

GasLog Partners LP

Gildo Pastor Center

7 Rue du Gabian

MC 98000

MONACO